UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 9, 2009

THE HOME DEPOT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8207	95-3261426
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2455 Paces Ferry Road, N.W. Atlanta, Georgia 30339

(Address of Principal Executive Offices) (Zip Code)

(770) 433-8211

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3
Item 9.01 Financial Statements and Exhibits	3
Signature	4
Exhibit Index	5

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2009, Brian C. Cornell informed the Company that he is resigning from the Company’s Board of Directors, effective immediately. Mr. Cornell did not cite any disagreement on any matter relating to the Company’s operations, policies or practices.

On February 25, 2009, the Leadership Development and Compensation Committee approved a: (i) Form of U.S. Restricted Stock Award; (ii) Form of Canada Deferred Share Award; (iii) Form of Mexico Deferred Share Award; (iv) Form of Executive Officer Nonqualified Stock Option Award ; (v) Form of Non-Employee Director Nonqualified Stock Option Award ; and (vi) Form of Performance Share Award (collectively, the “Forms”). Because no awards have been granted under these Forms, the approval of these Forms did not necessitate the filing of a Current Report on Form 8-K. However, the Forms will be used to evidence grants of future awards made under the Company’s 2005 Omnibus Stock Incentive Plan. The full text of the form of each award is attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

Exhibit	Description
10.1	Form of U.S. Restricted Stock Award

10.2	Form of Canada Deferred Share Award

10.3	Form of Mexico Deferred Share Award

10.4	Form of Executive Officer Nonqualified Stock Option Award

10.5	Form of Non-Employee Director Nonqualified Stock Option Award

10.6	Form of Performance Share Award

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOME DEPOT, INC.

	By:	/s/ Jack A. VanWoerkom
	Name:	Jack A. VanWoerkom
	Title:	Executive Vice President, General Counsel and Corporate Secretary

Date: March 13, 2009

EXHIBIT INDEX

Exhibit	Description
10.1	Form of U.S. Restricted Stock Award

10.2	Form of Canada Deferred Share Award

10.3	Form of Mexico Deferred Share Award

10.4	Form of Executive Officer Nonqualified Stock Option Award

10.5	Form of Non-Employee Director Nonqualified Stock Option Award

10.6	Form of Performance Share Award

5